Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-1) of Limco-Piedmont, Inc. for the registration of 460,000 shares of its common stock, of our report dated March 7, 2005, with respect to the consolidated financial statements of Limco-Piedmont, Inc. included in the Registration Statement (Amended Form S-1 No. 333-142157) and related Prospectus of Limco-Piedmont, Inc. for the registration of its common stock.

      /s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

July 18, 2007